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                                                                    Exhibit 99.1


                      [LETTERHEAD OF ALLEN ALLEN & HEMSLEY]


29 April 1999

Westpac Securitisation Management Pty Limited
Level 25
60 Martin Plaza
Sydney NSW 2000

Dear Sirs:

WESTPAC SECURITISATION TRUST
SERIES 1999-1G WST TRUST

We have acted for Westpac Securitisation Management Pty Limited (WSM) in connection with the Series 1999-1G WST Trust (the TRUST) constituted under the Master Trust Deed dated 14 February 1997 between Westpac Securities Administration Limited and the Mortgage Company Pty Limited, to which WSM has acceded as trust manager with respect to the Trust.

Definitions in the Prospectus as filed with the Securities and Exchange Commission under the US Securities Act of 1933 (the PROSPECTUS) apply in this opinion. RELEVANT JURISDICTION means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined a copy of the Prospectus.

2.       ASSUMPTION

         For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.       QUALIFICATIONS

         Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the

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                                                                     ALLEN ALLEN
29 April 1999                                                         & HEMSLEY
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         date of this opinion and, in particular we express no opinion as to the
         Laws of England or the United States.

4.       OPINION

         Based on the assumptions and subject to the qualifications set out above (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion:

         (a) Any final and conclusive judgment of a court of the State of New York, USA, or the United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation under a Class A Note, which is for a fixed sum of money, would be enforceable by action in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York court unless:

                  (i) the proceedings in the New York State court or the United States Federal Court, as applicable, involved a denial of the principles or natural justice;

                  (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

                  (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

                  (iv)     the judgment is a penal or revenue judgment; or

                  (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State Court or the United States Federal Court (as applicable).

                  In particular, actions in a Relevant Jurisdiction (including as original actions or as actions to enforce judgments of a United States court) relating to civil liabilities predicated on Federal securities laws of the United States may not be enforceable in a Relevant Jurisdiction.

         (b) A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration Statement on From S-11 filed with the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully,


/s/ Allen Allen & Hemsley
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ALLEN ALLEN & HEMSLEY


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